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                                                                  EXHIBIT (23)-6

                 CONSENT OF MCDONALD & COMPANY SECURITIES, INC.

     We hereby consent to the use of our report and opinion in the Joint Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4, and to the reference to our firm made under the heading "Opinions of Financial Advisors -- Ohio Edison's Financial Advisor" in the Joint Proxy Statement and Prospectus. This consent shall not constitute an admission that our firm is a person for whom a consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  /s/ RICHARD WEBER

                                        McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
January 31, 1997